EXHIBIT 32

The following certification shall not be deemed "filed" for purposes of section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.


      Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906
                        of the Sarbanes-Oxley Act of 2002

     In connection with Amendment No. One to the Annual Report of Infocrossing, Inc. (the "Company") on Form 10-K for the annual period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, Zach Lonstein and William J. McHale, Chairman and Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

          1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ ZACH LONSTEIN                           /s/ WILLIAM J. McHALE
-------------------------------------       ------------------------------------
Zach Lonstein                               William J. McHale
Chairman and Chief Executive Officer        Chief Financial Officer
May 10, 2007                                May 10, 2007